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                                                                Exhibit 10.17(a)
                                                                ----------------

                                     LEASE

     THIS LEASE made as of this 13th day of March, 2000, by and between AVIS CENTRE TWELVE, L.L.C., a Michigan Limited Liability Company, whose address is 900 Avis Drive, Ann Arbor, MI 48108, ("Landlord") and M&I DATA SERVICES, a division of MARSHALL & ILSLEY CORPORATION, a Wisconsin corporation, whose address is 4900 West Brown Deer Road, Brown Deer, WI 53223-0528 ("Tenant").

                           ARTICLE I. GRANT AND TERM

     SECTION 1.01. LEASED PREMISES. Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease to Tenant, and Tenant hereby rents from Landlord, that certain premises, (hereinafter "Leased Premises"), being a part of Condominium Units No 12 and 13 in AVIS FARMS CONDOMINIUM, a commercial condominium project, commonly known as AVIS CENTRE TWELVE, 5430 Data Court, Ann Arbor, Michigan in AVIS FARMS RESEARCH & BUSINESS PARK (hereinafter "Centre"), which condominium units are shown on the site plan marked Exhibit "B" attached hereto and made a part hereof, such Leased Premises being delineated by cross hatching thereon. The legal description of the Centre, which is located in the Township of Pittsfield, County of Washtenaw, State of Michigan, is more particularly described on Exhibit "A", attached hereto and made a part hereof. Said Leased Premises are described as follows:

     An area of approximately 50,671 square feet, as shown on Exhibit "C" attached hereto, and subject to final measurements and calculation prior to Tenant's occupancy.

     The exterior portion of the exterior walls and roof of the Leased Premises and the area beneath said premises are not demised hereunder, and the use thereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, wires and structural elements leading through the Leased Premises and serving other parts of the Centre are hereby reserved unto Landlord, however, Landlord's rights reserved herein shall not restrict Tenant's use and shall not unreasonably disturb the business conducted by Tenant; and all such activity, if any, conducted by Landlord shall be done in a reasonable manner and upon reasonable advance notice to Tenant. Landlord reserves the right to change, modify, add to or subtract from the name, appearance, size and dimensions of the land, buildings or common areas of the Centre, or any part thereof, the size, location and type of any pylon, sign or other advertising structure, the identity, type, size, number and location of other stores and tenants, and to design and decorate any portion of the Centre as it desires, but the general character of the Centre shall not be substantially changed, nor shall visibility of the Leased Premises be materially altered by any permanent structure, nor

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shall Landlord materially change ingress and egress to the Centre, or to the
Leased Premises, nor substantially interfere with the conduct of Tenant's ongoing general office and data center processing business by the exercise of any of its rights contained in this Section 1.01.

     SECTION 1.02. COMMENCEMENT AND ENDING DAY OF TERM. The term of this Lease shall be for a period of fifteen (15) years, commencing fifteen (15) days after receipt of final inspections (the "Commencement Date"). If the Commencement Date shall be a day other than the first day of a calendar month, then the term of this Lease shall be deemed extended by the number of days between the Commencement Date and the first day of the calendar month following the Commencement Date. In such case, Tenant shall pay prorata minimum rent, in advance, for the period from the Commencement Date to the first day of the next calendar month. Notwithstanding any provision to the contrary, Tenant shall be able to access two (2) weeks prior to the Commencement Date at no cost and rent-free during which time Tenant shall be allowed to install Tenant's furniture, communications equipment and complete Tenant's communications cabling into the workstations, but not to conduct business.

                               ARTICLE II. RENT

     SECTION 2.01. MINIMUM RENT. The minimum rent during the term of this Lease shall be an annual calculation of $14.25 per square foot multiplied by the ultimate area of the Leased Premises (as described in Section 1.01) for the first five (5) years of this Lease, and thereafter as provided below. The annual amount shall be paid monthly in twelve equal installments. Such calculation, based on the initial area of the Leased Premises, yields a total Minimum Rent of ELEVEN MILLION NINE HUNDRED SEVENTY-ONE THOUSAND FIFTEEN AND 00/100 ($11,971,015.00) DOLLARS, payable in the following monthly installments:

   MONTHS     PER SF AMOUNT    MONTHLY AMOUNT    ANNUAL AMOUNT
   1-60          $14.25          $60,171.75       $722,061.00
   61-120        $15.70          $66,294.50       $795,534.00
   121-180       $17.30          $73,050.67       $876,608.00

   (Subject to adjustments when the ultimate area of the Leased Premises is calculated.)

     Each installment shall be payable on or before the first day of each month, in advance, at the office of the Landlord or such other place as the Landlord may designate without any prior demand therefor and without any deductions or setoff whatsoever, except as otherwise provided herein.

     Tenant shall pay a Late Payment Processing Fee of Five (5%) percent of any amount due on all payments required to be made under this Lease which are received by

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Landlord ten (10) days after the respective due date. In the event a check is not received on or after ten (10) days, Landlord will give written notice to Tenant of non-receipt. Tenant shall have ten (10) days to remedy payment of rent after receipt of written notice of non-payment. If payment is not received, interest calculated at ten (10%) percent will be compounded monthly until the outstanding amount is paid in full. In the event a check is returned from Landlord's bank for any reason whatsoever the late fee will be applied. The parties acknowledge that the fee is intended solely to compensate Landlord for the additional costs incurred in processing the payments received late. Landlord agrees to accept regular monthly Rent payments using Automated Clearing House
(ACH) and agrees to execute paperwork as necessary to allow such payment process.

     SECTION 2.02. CAM, TAXES AND INSURANCE PRORATIONS. From and after the Commencement Date, Tenant shall pay to Landlord, which shall be considered as additional rent, its prorata share all of those items set forth in Section 3.01 (Taxes) and Section 4.02 (CAM and Insurance). Said additional rent shall be paid monthly unless a contrary directive is expressly provided for in the above noted Sections. Tenant's prorata share for the common area maintenance, taxes, insurance prorations and for any other expense item based on Tenant's prorata share shall be determined by multiplying the specific items involved by a fraction, the numerator of which is the floor area of the Leased Premises and the denominator of which is the total leasable area in the Centre, which (subject to the provisions of Section 1.01) currently yields a percentage of 56.77%. Landlord shall provide Tenant with detailed invoices of such costs at least annually.

     SECTION 2.03. TENANT'S RIGHT TO INSPECT. Tenant or its representatives shall have the right to request to examine Landlord's books and records with respect to CAM, TAXES AND INSURANCE PRORATIONS expenses during normal business hours at any time within ninety (90) days following the delivery by Landlord to Tenant of such statement. Tenant shall have an additional fifteen (15) days to file any written exception to any item of expenses, however nothing herein shall be deemed to afford Tenant any right to withhold any payment due from Tenant to Landlord. Each expense for which Landlord shall bill Tenant shall be necessary and reasonable for the operation of the Leased Premises and shall be delineated by Landlord, in detail, to Tenant. In the event of any dispute as to the above, if Landlord and Tenant cannot resolve the dispute, the issue shall be submitted to the American Arbitration Association for binding determination pursuant to its rules, at a forum to be selected in Ann Arbor, MI, at equal administrative cost of Landlord and Tenant.

                              ARTICLE III. TAXES


     SECTION 3.01. TENANT'S TAX OBLIGATION. Tenant agrees to pay to

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Landlord, as additional rental hereunder, its prorata share of all taxes which first becomes due in a calendar year, and assessments which have been or may be levied or assessed by any lawful authority for any calendar year during the term hereof, against the Centre presently and/or at any time during the term of this Lease or any tax and/or assessment of any kind or nature presently or hereafter imposed by the State of Michigan or any political subdivision thereof, or any governmental authority having jurisdiction thereover, upon, against or with respect to the rentals payable by tenants in the Centre to Landlord or on the income of Landlord derived from the Centre or with respect to the Landlord's, or the individuals or entities which form the Landlord herein, ownership of the Centre presently and/or at any time during the term of this Lease, either by way of substitution for all or any part of the taxes and assessments levied or assessed against the Centre, or in addition thereto, and Tenant shall be obligated to pay its prorata share thereof as provided herein. In addition, should any governmental authority having jurisdiction thereover impose a tax or surcharge of any kind or nature upon, against or with respect to the parking areas or the number of parking spaces in the Centre, such tax or surcharge shall likewise be deemed to constitute a tax and/or assessment against the Centre for the purpose of this Section and Tenant shall be obligated to pay its prorata share thereof as provided herein. The above notwithstanding, nothing contained herein shall be interpreted to require Tenant to pay nor allow Landlord to charge for any income taxes, including the Michigan Single Business Tax, which are properly Landlord's as a result of Landlord's operation of the Centre and/or any profits derived therefrom. In determining the amount of taxes for any calendar year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment which would have been required to have been paid during such year if Landlord had elected to have such special assessment paid over the maximum period of time permitted by law.

     Tenant's prorata share of all of the aforesaid taxes and assessments levied or assessed for or during the term hereof, as determined by Landlord, shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. In the event Landlord is required, under any mortgage covering the Centre, to escrow real estate taxes, Landlord may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder, providing such amount is based in part upon the last ascertainable tax bill. Upon receipt of all tax bills and assessment bills attributable to any calendar year during the term hereof, Landlord shall furnish Tenant with a copy of such tax bill, together with a written statement of the actual amount of Tenant's prorata share of the taxes and assessments for such year. If the total amount paid by Tenant under this Section for any calendar year during the term of this Lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after written demand therefor by

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Landlord and, if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment of taxes and assessments due from Tenant to Landlord hereunder or, in the last year of the Lease Term, such excess shall, within sixty (60) days, be refunded to Tenant.
All amounts due hereunder shall be payable to Landlord at the place where the fixed minimum annual rental is payable. For the calendar years in which this Lease commences and terminates, the provisions of this Section shall apply, and Tenant's liability for its prorata share of any taxes and assessments for such years shall be subject to a prorata adjustment based on the number of days of said calendar year during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments assessed or levied against the property to which such bill relates. Prior to or at the commencement of the term of this Lease and annually thereafter throughout the Term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Landlord's and Tenant's obligations under this Section shall survive the expiration of the term of this Lease.

     Notwithstanding anything in this Section 3.01. to the contrary, all reasonable costs and expenses incurred by Landlord (excluding delinquency costs and interest) during negotiations for or contests of the amount of the Taxes shall be included within the term "Taxes". In the event a refund is obtained, Landlord shall credit a portion thereof to the next installment of taxes and assessments due from Tenant in proportion to the share of such Taxes originally paid by Tenant from which the refund was derived or in the last year of the Lease Term, such amount shall be paid to Tenant.

     In addition to the foregoing, Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes levied, assessed or unpaid on any leasehold interest, any right of occupancy, any investment of Tenant in the Leased Premises, or any personal property of any kind owned, installed or used by Tenant, including leasehold improvements installed or constructed by Tenant or on Tenant's right to occupy the Leased Premises.

     Notwithstanding anything to the contrary contained herein, Tenant shall not be obligated to pay any portion of the fees or costs assessed as a condition for the right or privilege of the development of the Centre, including, but not limited to, impact fees, building permit fees or other governmental fees, assessments or charges which are incurred or levied as the result of the development or expansion of the Centre.

             ARTICLE IV. OPERATION AND MAINTENANCE OF COMMON AREAS

     SECTION 4.01. OPERATION OF COMMON AREAS. Landlord agrees to cause to be operated, managed and maintained in good order (in a manner consistent with a

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Class "A" Office and Research Park) during the term of this Lease all parking areas, roads, sidewalks, landscaping, drainage, common area lighting facilities and common areas in the Centre. The manner in which such areas and facilities shall be maintained and operated and the expenditures therefor shall be at the reasonable discretion of the Landlord and the use of such areas and facilities shall be subject to such reasonable rules and regulations as Landlord shall make from time to time, provided said rules apply uniformly to all Tenants of the Centre and comply with the recorded condominium documents and promulgated rules and regulations of AVIS FARMS CONDOMINIUM, the AVIS FARMS CONDOMINIUM ASSOCIATION, and/or the recorded restrictions and promulgated rules and regulations of AVIS FARMS ASSOCIATION. Landlord represents and warrants that Tenant's proposed use as a data center at inception of this lease will not be in violation of said restrictions.

SECTION 4.02. TENANT'S PRORATA SHARE OF EXPENSES.

     Tenant agrees to pay to Landlord, (pursuant to the disclosures previously made by Landlord to Tenant, but without any covenant that such amounts may be increased as may be properly determined by the Condominium Association) as additional rental, and in the manner hereinafter provided but not more often than once each calendar year, Tenant's prorata share of all costs and expenses paid or incurred by Landlord in operating, equipping, policing and protecting, lighting, insuring, repairing, and maintaining the common areas of the Centre including any condominium assessments (regular or special) of AVIS FARMS CONDOMINIUM and the cost of insuring all property provided by Landlord which may at any time comprise the Centre and management or administration fees of Landlord (which shall be limited to no more than five (5%) percent of all other charges), but not both. For the purpose hereof, any charges for utilities contained in the foregoing costs and expenses shall be at the same rates as the rates for comparable service from the applicable utility company serving the area in which the Centre is located. Any prepayments of any utility bills and/or any credit toward any payment of any such bills as a result of Landlord's work prior to or during construction of the Centre shall benefit solely the Landlord and shall not reduce any cost therefore to be born as a common area expense.

     Notwithstanding any provision to the contrary herein, Tenant's prorata share of expenses shall not include the following:

          (a)  Costs of a capital nature;

          (b) Costs of correcting defects in the design or construction of the improvements;

          (c)  Costs of tenant alterations or improvements to tenant space;

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          (d)  Costs incurred in the advertising or promotion of the Centre;

          (e)  Attorney's fees and broker's commissions;

          (f) Costs related to the removal, abatement or similar actions relating to hazardous substances and asbestos-containing materials located on, under or upon the areas comprising the Centre;

          (g) Costs incurred because the Landlord or another tenant violated the terms of any lease or any law and any enforcement costs;

          (h) Interest and principal payments on mortgages, notes and other debts of Landlord;

          (i)  Any expenses for which the Landlord is reimbursed;

          (j)  Any costs, fines or penalties incurred by the Landlord;

          (k) Any expenses that are not reasonable, actual, out-of-pocket, necessary and obtained at competitive prices; and

          (l) Other expenses that are not directly attributable to the normal maintenance, repair, management or operation of the Common Areas of the Centre as determined under generally accepted accounting principles consistently applied.


     Tenant's prorata share of such costs and expenses for each calendar year and any partial calendar year during which the Lease is in effect shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord as determined and defined by this Subsection and Article II. Within ninety (90) days after the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's prorata share of such costs and expenses for such period, showing how Tenant's share was computed. Tenant shall have the right to contest the accuracy of such computation. Landlord shall disclose any contracts or arrangements for providing services or materials to the common area which involve any affiliate of Landlord. Any such contracts or arrangements shall be comparable to an "arms length" transaction. If the total amount paid by Tenant under this Section for any calendar year shall be less than the actual amount due for Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for

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any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section 4.02 or, in the last year of the lease term, such excess shall be refunded to Tenant, within thirty (30) days. Landlord's and Tenant's obligations under this Section and elsewhere under this Lease shall survive the expiration of the term of this Lease. Prior to execution of this Lease, Landlord shall provide a detailed breakdown of the categories of Operating Expenses as estimated. Thereafter detailed breakdowns of the estimated and actual expenses shall be provided each year.

     SECTION 4.03. USE OF COMMON AREAS. The term "Common Areas", as used in this Lease, shall mean the parking areas, roadways, pedestrian sidewalks, truckways, delivery areas, landscaped areas, roof areas over the entire Centre and structural outer walls and floors, flashings, gutters and downspouts, and all other areas or improvements which may be provided by the Landlord for the convenience and use of the tenants of the Centre and as may be available through AVIS FARMS CONDOMINIUM, and their respective subtenants, agents, employees, customers, invitees, and any other licensees of Landlord. The use and occupancy by Tenant of the Leased Premises shall include the use, in common with all others to whom Landlord has granted or may hereafter grant rights to use the same, of the Common Areas located within the Centre, and of such other facilities as may be designated from time to time, subject to reasonable and nondiscriminatory rules and regulations for the use thereof as prescribed from time to time by the Landlord and/or AVIS FARMS CONDOMINIUM ASSOCIATION.

               ARTICLE V. CONDITION OF PREMISES, LANDLORD'S WORK

     SECTION 5.01. CONSTRUCTION OF LEASED PREMISES BY LANDLORD. Except for Landlord's Work, if any, set forth in Section 5.02 hereof, and providing such Landlord's work, if any, is completed in a proper workmanlike manner, according to area standards for such work, Tenant accepts the Centre and the Leased Premises in "AS IS" condition, except latent and patent defects and incomplete Landlord's work, without representation by the Landlord or any person, firm or corporation on behalf of Landlord as to the condition thereof. Notwithstanding the above, within sixty (60) days after Tenant takes occupancy of the Leased Premises, Tenant shall create a "punch list" of items relating to Landlord's Work, which Tenant reasonably claims requires repair or replacement. Landlord shall perform the required work within thirty (30) days of receipt of such "punch list", absent any labor dispute, strike, lockout, fire, unavailability of material, weather or other casualty or event beyond Landlord's reasonable control. Landlord shall deliver the Leased Premises to Tenant in full compliance with all applicable laws, codes and/or ordinances.

     SECTION 5.02. LANDLORD'S WORK. Prior to delivery of possession of the Leased Premises to Tenant, Landlord shall at Landlord's expense complete those items

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shown as Landlord's Work on Schedule I attached hereto. Landlord shall use it's best efforts to complete Landlord's Work on or before October 1, 2000. Landlord shall not be liable to Tenant in the event the completion of Landlord's work is delayed by any labor dispute, strike, lockout, fire, unavailability of material, weather or other casualty or event beyond Landlord's reasonable control.

                   ARTICLE VI. CONDUCT OF BUSINESS BY TENANT

     SECTION 6.01. USE OF PREMISES. Tenant shall use and occupy the Leased Premises during the term of this Lease solely for non-retail clerical general office use solely and exclusively, and for no other purpose or purposes, without the prior written consent of Landlord. Landlord makes no warranty of any nature whatsoever that Tenant shall be able to obtain the required permits necessary for the conduct of any such business; the responsibility to obtain any required licenses and/or permits is solely that of Tenant.

     SECTION 6.02. OPERATION OF BUSINESS. Tenant shall promptly comply with all laws and ordinances and lawful orders and regulations affecting the cleanliness, safety, occupancy and use of the Leased Premises by Tenant. No auction, liquidation, going out of business, fire or bankruptcy sales may be conducted in the Leased Premises. Tenant shall conduct such business in a lawful manner and in good faith, and will not do any act tending to injure the reputation of the Centre. Tenant shall not knowingly permit noise or objectionable or noxious odors (taking into account the nature of Tenant's business) in the Leased Premises and upon written notice from Landlord, Tenant shall immediately cease and desist from causing such noise or objectionable or noxious odors, and failing of which Landlord may deem the same a material breach of the Lease. Tenant shall not use the areas adjacent to the Leased Premises for a business purpose. Tenant agrees that all receiving and delivery of goods and merchandise and all removal of merchandise, supplies, equipment, trash and garbage shall be made only by way of the areas provided therefor by Landlord. Tenant shall not use or permit the use of any portion of said premises as sleeping apartments, lodging rooms, or for any unlawful purposes. No radio or television or other similar device shall be installed exterior to the Leased Premises. Tenant shall have Landlord's permission, (at Tenant's sole cost and further obligations as hereafter stated), subject to any and all permit and/or zoning requirements (which shall be the sole and exclusive cost, obligation and/or risk of Tenant), to install an aerial and/or satellite dish antenna on the roof of the building in which the Leased Premises are located, provided such installation is done pursuant to plans previously presented to Landlord for its reasonable approval for such installation's effect upon the structural integrity of the building, and further provided that such installation shall not void or otherwise interfere with Landlord's warranties relating to the roof or otherwise, and further providing that, should such installation increase Landlord's insurance for the building, Tenant shall pay the amount of any such increase attributable to such installation and that upon vacating the

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premises, Tenant shall remove and be exclusively responsible for the costs of removal of such installation, and for the costs to repair, as necessary, the roof, subject to Landlord's reasonable approval of such repairs and removal, taking into account the then-normal condition of the roof and existing warranty provisions of the roof, if any. No merchandise or other obstruction shall be placed or permitted on the walks immediately adjoining the Leased Premises. Landlord, at the sole cost and expense of Tenant, may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may require.

     SECTION 6.03. CARE OF PREMISES. Tenant shall, at its sole cost and expense, keep the Leased Premises, including the service areas adjacent to the Leased Premises, windows and signs orderly, neat, safe, and clean and free from rubbish and dirt at all times (as to service areas adjacent to the Leased Premises, only with respect to rubbish and dirt caused by Tenant) and shall store all trash and garbage within the Leased Premises and shall place such trash and garbage, at Tenant's expense, in the space provided by Landlord, which space shall be reasonably accessible to Tenant. Tenant shall not burn any trash or garbage at any time in or about the Centre. In the event Tenant fails to keep the Leased Premises in the condition called for above, Landlord may enter upon the Leased Premises and have all rubbish, dirt, trash and garbage removed, in which event Tenant agrees to pay all reasonable charges incurred by Landlord therefor. In the event any such action may be required by the Landlord to the interior of the Leased Premises, Landlord shall give written notice to on-site personnel of Tenant and Tenant shall have ten (10) days to remove such rubbish from the interior of the Leased Premises before Landlord shall be permitted any rights hereunder. Said charges shall be paid to the Landlord by the Tenant within thirty (30) days from when a bill is presented to it and the Landlord shall have the same remedy as is provided in Article 17 of this Lease in the event of Tenant's failure to pay said charges within thirty (30) days after being billed therefore.

                   ARTICLE VII. OTHER ALTERATIONS AND SIGNS

     SECTION 7.01. INSTALLATION BY TENANT. After initial Tenant Improvements, Tenant shall not make or cause to be made any exterior alterations, additions, or improvements to the Leased Premises, or install or cause to be installed any exterior signs, exterior lighting, canopies or awnings or make any changes to the mechanical, electrical or sprinkler systems without the prior written approval of Landlord, which shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. Any damage caused to the premises and/or the common areas of the Centre, or the facilities serving the same, by virtue of any unauthorized alteration, addition or improvement installed by Tenant shall be the responsibility of Tenant and Tenant shall be liable for any necessary repairs. Any alterations made by Tenant shall be done in compliance with Section 7.03 hereof. Notwithstanding any provision to the contrary, Tenant shall be permitted without Landlord's

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consent being required to install its card access and security system and cabling and wiring or any improvement less than Twenty Thousand and No ($20,000.00) Dollars as necessary from time to time for the operation of its business and shall be permitted to remove the hardware of said card access and security system but shall not be required to remove the wiring or cabling.

     SECTION 7.02. REMOVAL BY TENANT. All alterations, decorations, additions and improvements made by Tenant shall be deemed to be attached to the Leasehold and to have become the property of Landlord upon such attachment, except any trade fixtures installed by Tenant and upon expiration of this Lease or any renewal term thereof, any of such alterations, decorations, additions and improvements, except trade fixtures installed by Tenant may be removed provided, however, that Landlord may designate by written notice to Tenant, at the time of Landlord's approval of such improvement, those alterations and additions which shall be removed by Tenant at the expiration or termination of the Lease and Tenant shall promptly remove the same and repair any damage to the Leased Premises caused by such removal.

     Notwithstanding the foregoing, Landlord hereby expressly acknowledges that Tenant shall have the sole insurable interest in the trade fixtures and leasehold improvements and betterments installed in the Leased Premises by Tenant, or at Tenant's directions, or at Tenant's expense, and that in the event of any damage to or destruction of the Leased Premises, Tenant shall be entitled to retain all insurance proceeds with respect to such trade fixtures and leasehold improvements and betterments.

     SECTION 7.03. SIGNS. Tenant will not place, or cause to be placed or maintained, any sign or advertising matter of any kind anywhere within the Centre, except in the interior of the Leased Premises, without Landlord's prior written consent. No illuminated signs located in the interior of Leased Premises and which are visible from the outside shall advertise any product or service. Tenant will not place, or cause to be placed, or maintain on any door, wall, or entrance to the Leased Premises, any advertising matter or display and will not place or maintain any decoration, lettering or advertising matter on the glass of any door of the Leased Premises which can be seen from the exterior of the Leased Premises, without express written approval of Landlord, which shall not be unreasonably withheld. Any sign or display which does not meet the above criteria may be removed by Landlord, at any time, without Landlord incurring any liability therefor. In no event shall Tenant be permitted to erect a sign on the roof of the Centre.

                 ARTICLE VIII. MAINTENANCE OF LEASED PREMISES

     SECTION 8.01. LANDLORD'S OBLIGATIONS FOR MAINTENANCE. Landlord shall keep and maintain the common areas, foundation, exterior walls and roof of the

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Centre and the structural portions of the Leased Premises and mechanical systems including heating, air conditioning and ventilating, electrical, plumbing, sewer and water, sprinkling systems (exclusive of doors, door frames, door checks, windows, glass, Plexiglas or safety glass and exclusive of window frames located in exterior building walls) in good repair, except that Landlord shall not be called upon to make any such repairs occasioned by the willful act or gross negligence of Tenant, its agents, employees, invitees, licensees or contractors, except to the extent that Landlord is reimbursed therefor under any policy of insurance permitting waiver of subrogation in advance of loss. Landlord shall not be called upon to make any other improvements or repairs of any kind upon said premises and appurtenances, except as may be otherwise required herein. Notwithstanding any provision herein to the contrary, Landlord shall be responsible for repairs due to its negligence and/or that of its employees and/or agents, invitees, licensees, or contractors. Notwithstanding any provision to the contrary, in the event of an interruption of any essential service to the Leased Premises which is in Landlord's reasonable control for a period of at least 48 consecutive hours and as a result of such interruption, Tenant is not able to operate its business from the Leased Premises, then all Rent shall abate from the date of the interruption until the essential service is restored.

     SECTION 8.02. TENANT'S OBLIGATIONS FOR MAINTENANCE.

     A. Except as provided in Section 8.01 of this Lease, Tenant, at its sole cost and expense, shall keep and maintain in good order, condition and repair (including replacement of parts and equipment if necessary) the interior of the Leased Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate, Plexiglas or safety glass. The plumbing and sewage facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind and specifically no grease shall be introduced therein. Tenant hereby agrees to be responsible for any expenses incurred in connection with any breakage, stoppage or damage resulting from a violation of this provision by Tenant, its agents, employees, invitees, licensees or contractors.

     B. Tenant, at its sole cost and expense, shall keep and maintain the Leased Premises in a clean, sanitary and safe condition in accordance with the laws of the State of Michigan and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting Tenant's use of the premises. However, should any such governmental agency require a change in the Leased Premises that is not related to or a function of Tenant's permitted use of the Leased Premises, then, under solely such circumstances, Landlord shall make and be exclusively

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

responsible for paying for any such required changes required by any such governmental agency. If Tenant refuses or neglects to commence or complete repairs required by subsections (A) and (B) hereof promptly and adequately, following Landlord's written notice to Tenant of Tenant's failure to do so and the expiration of thirty (30) days thereafter to cure, Landlord may, but shall not be required to do so, make all or any part of said repairs and Tenant shall pay the cost thereof to Landlord within thirty (30) days of demand, nonpayment of which shall entitle Landlord to exercise any remedy available to it in the event of the nonpayment by Tenant of rental or any other charge due to Landlord under this Lease. Provided Tenant is making a good faith effort to repair, there shall be no penalty. At the time of the expiration of the tenancy created herein, Tenant shall surrender the premises in good condition, reasonable wear and tear, loss by fire or other unavoidable casualty excepted.

     C. Tenant, at its own expense, shall install and maintain fire extinguishers as may be required from time to time by any agency having jurisdiction thereof and the insurance underwriters insuring the Centre.

     D. During the entire lease term Landlord, at its sole cost and expense, shall maintain with a reputable service maintenance company a contract to provide service on all systems servicing the Leased Premises, including HVAC (in the event that Landlord provides the HVAC) wherein all manufacturers' service or maintenance schedules are timely and properly kept, and further keep written service records of same.

                     ARTICLE IX. INSURANCE AND INDEMNITY

     SECTION 9.01. TENANT'S INSURANCE.

     A. Tenant shall, during the entire term hereof, keep in full force and effect a policy of comprehensive general liability insurance with respect to the Leased Premises, and the business operated by Tenant and any subtenants of Tenant in the Leased Premises, in which the limits of public liability shall be not less than One Million Dollars ($1,000,000) per occurrence. The policy shall include Landlord, any other parties in interest designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten (10) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company with a Best rating, reasonably acceptable to Landlord and a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord prior to commencement of Tenant's work and upon renewals not less than ten (10) days prior to the expiration of such coverage.

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

     B. Tenant agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on or within the Leased Premises, in an amount equal to not less than eighty percent (80%) of the actual replacement cost thereof and to furnish Landlord with a certificate evidencing such coverage.

     SECTION 9.02. LANDLORD'S INSURANCE.

     A. Landlord shall, during the term hereof, carry comprehensive general liability insurance covering all of the common areas of the Centre up to the amount of One Million Dollars ($1,000,000.00) and property insurance against fire, vandalism, malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement and, at Landlord's option, special extended coverage endorsements insuring the improvements to the Centre in a reasonable amount determined by Landlord, but not less than one hundred percent (100%) of the full replacement cost. Landlord shall provide Tenant a copy of a certificate showing such insurance is in effect, upon reasonable request by Tenant.

     B. Landlord agrees, during the term hereof, to carry rental interruption insurance covering the Leased Premises, which insurance may be carried in amounts equal to Tenant's total rental obligation for twelve (12) full months under this Lease plus the total of the estimated costs to Tenant of taxes, assessments, insurance premiums and common area maintenance costs for such twelve (12) month period.

     C. Tenant shall not carry any stock of goods or do anything in or about said premises which will in any way tend to increase the insurance rates on said premises and/or the building. In the event Tenant does so act in a manner to increase the rates and/or premiums therefor then, at the sole and exclusive option of Landlord, Tenant shall cease, remove, and/or replace, as the case may dictate, or Tenant shall exclusively pay the amount of the increase in the insurance rate and/or premiums. If Tenant installs any electrical equipment that overloads the lines in the Leased Premises, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.

     SECTION 9.03. COVENANT TO HOLD HARMLESS. Landlord and Tenant covenant to mutually indemnify the other and/or their respective agents, and save the other harmless (except for loss or damage resulting from the negligence or willful misconduct of Landlord or Tenant, their respective agents or employees, or other tenants) from and against any and all claims, actions, damages, liability and expense, including attorneys' fees, in connection with loss of life, bodily injury and/or damage to property

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

arising from or out of any occurrence in, upon or at the Leased Premises or the occupancy or use by Tenant of the Leased Premises or any part thereof, or arising from or out of Tenant's failure to comply with Section 8.02B hereof, or occasioned wholly or in part by any act or omission of Landlord or Tenant, their respective agents, contractors, employees, servants, customers or licensees. For the purpose hereof, the Leased Premises shall include the service areas, sidewalks, or other areas adjoining the same which are under Tenant's control. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold it harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. In case Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold it harmless and pay all costs, expenses and reasonable attorneys fees incurred or paid by Tenant in connection with such litigation. In the event of litigation concerning this Lease, the prevailing party shall be entitled to receive from the other party all costs, expenses and reasonable attorneys' fees that may be incurred in enforcing the covenants and agreements in this Lease.

     SECTION 9.04. MUTUAL WAIVER OF LIABILITY AND SUBROGATION. Landlord and Tenant hereby release each other from any and all liability or responsibility (to each other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property, including loss of income and demolition or construction expense due to the enforcement of ordinance or law, caused by fire or any of the Extended Coverage or Special Coverage perils , even if such fire or other peril shall have been caused by the fault or negligence of anyone for whom such party may be responsible.

                          ARTICLE X. UTILITY CHARGES

     SECTION 10.01. UTILITY CHARGES. Tenant shall be solely responsible for and promptly pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Leased Premises which are separately metered. The obligation of the Tenant to pay for such utilities shall commence as of the date on which possession of the premises is delivered to Tenant, without regard to any rental period or Commencement Date of this Lease.


                  ARTICLE XI. ESTOPPEL STATEMENT, ATTORNMENT
                               AND SUBORDINATION

     SECTION 11.01. ESTOPPEL STATEMENT. Landlord and Tenant agree, within ten
(10) business days after request therefore by the other party, to execute, in

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

recordable form, and deliver to the other party a statement, in writing, certifying, to the extent true: (a) that this Lease is in full force and effect;
(b) the date of commencement of the term of this Lease; (c) that rent is paid currently without any offset or defense thereto; (d) the amount of rent, if any, paid in advance; and, (e) that there are no uncured defaults by Landlord or Tenant or stating those claims by Tenant or Landlord, as the case may be, and
(f) such other matters reasonably requested, provided that, in fact, such facts are accurate and ascertainable.

     SECTION 11.02. ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, Tenant covenants and agrees within thirty
(30) days of Tenant's receipt of such written notice, to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease, provided such new owner agrees to assume Landlord's liabilities hereunder, not to disturb Tenant's quiet enjoyment of the Leased Premises so long as Tenant is not in default of its obligation under this Lease.


     SECTION 11.03. SUBORDINATION. Tenant agrees that this Lease shall be, and is, subordinate to any existing mortgage that may encumber the Centre and covenants and agrees to subordinate to any mortgagee hereafter placed upon said premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided such mortgagee agrees not to disturb Tenant's quiet enjoyment of the Leased Premises so long as Tenant is not in default of any of its obligations under this Lease. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust.

     SECTION 11.04. NON-DISTURBANCE. Landlord shall provide Tenant with a non-disturbance agreement signed by the lender or lien holder of record. Tenant's obligation to subordinate the Lease to any subsequent lender shall be conditioned upon Tenant receiving a comparable non-disturbance agreement. Landlord shall provide Tenant this non-disturbance agreement within ten (10) days following Lease execution.

                    ARTICLE XII. ASSIGNMENT AND SUBLETTING

     SECTION 12.01. CONSENT REQUIRED. Tenant may assign this Lease in its entirety, or sublease any portion of the premises with the prior written consent of the

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

Landlord, which shall not be unreasonably withheld or delayed. Consent by Landlord to one or more assignment(s) of this Lease or to one or more Subletting(s) of said Leased Premises shall not operate to exhaust Landlord's rights under this Article. In the event that Tenant, with or without the previous consent of Landlord, does assign or in any manner transfer this Lease or any estate or interest therein, Tenant shall in no way be released from any of its obligations under this Lease. Notwithstanding any provision to the contrary, Tenant may assign or sublease part or all of the premises without Landlord's consent being required to an entity affiliated with Tenant or in connection with the sale or transfer of all or substantially all of the assets or stock of Tenant or the division occupying the premises.

                              ARTICLE XIII. WASTE

     SECTION 13.01. WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Leased Premises may be located, or in the Centre. Tenant shall not use or permit to be used any medium that might constitute a nuisance, such as loud speakers, sound amplifiers, phonographs, radios, televisions, or any other sound producing device which will carry sound outside the Leased Premises.

                  ARTICLE XIV. DESTRUCTION OF LEASED PREMISES

     SECTION 14.01. RECONSTRUCTION OF DAMAGED PREMISES. In the event the Leased Premises shall be partially or totally destroyed by fire or other casualty insured under the insurance carried by Landlord or Tenant pursuant to
Section 9.02 of this Lease, so as to make the Leased Premises partially or totally untenantable, the damage to the Leased Premises shall be promptly repaired by Landlord, to the extent proceeds received from such insurance are made available to Landlord by the holders of the mortgage or mortgages on the Centre which are superior to this Lease, or if sufficient proceeds are made available to Landlord through refinancing acceptable to Landlord, and a just and proportionate part of the rental and all other charges shall be abated until so repaired. The obligation of Landlord hereunder shall be limited to reconstructing the Leased Premises in accordance with the initial plans and specifications for the construction of the Leased Premises, including Landlord's work hereunder, if any. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment. If Landlord's mortgagee does not make the insurance proceeds available to Landlord or same are insufficient in Landlord's reasonable judgment to repair the premises, Landlord may elect to terminate this Lease by giving written notice to Tenant of its election to so terminate, such notice to be given within thirty
(30) days after the occurrence of such damage or destruction. If such damage or destruction cannot be substantially repaired or rebuilt within one hundred twenty (120) days of its occurrence,

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Tenant shall have the right to terminate this Lease. If sufficient insurance proceeds are made available to Landlord for the repair or reconstruction of the Leased Premises as herein provided, Tenant shall repair or replace its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Nothing herein shall be interpreted as requiring the Landlord to rebuild and restore the Centre under any circumstances. If the Tenant shall fail to adjust its own insurance or remove its damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be no abatement of rental during the period of such resulting delay. Further, there shall be no abatement of rental if such fire or other cause damaging or destroying the Leased Premises shall result from the willful or gross negligent act of the Tenant. Notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to rebuild or restore the Leased Premises at any time during the last year of the Lease Term, or the last year of any Option Term, or if an uninsured casualty occurs. If Landlord does not rebuild or restore during the last year of the Lease Term or last two
(2) years of any option term, Tenant may terminate this Lease.

     SECTION 14.02. WAIVER OF SUBROGATION. Each party hereto does hereby remise, release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

                          ARTICLE XV. EMINENT DOMAIN

     SECTION 15.01. TOTAL CONDEMNATION OF LEASED PREMISES. If the whole of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and the rent (including any additional rent) shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking.

     SECTION 15.02. PARTIAL CONDEMNATION.

     A. If any part of the Leased Premises shall be taken under eminent domain, or if less than the whole but more than thirty (30%) percent of the building in which the Leased Premises are located shall be taken under eminent domain, then Landlord shall have the right to terminate this Lease and declare the same null and void, by written notice of such intention to the Tenant within thirty (30) days after such taking. In the event

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

Landlord does not exercise said right of termination the Lease Term shall cease only on the part so taken as of the day possession shall be taken by such public authority and Tenant shall pay rent up to that day, with a proportionate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking, and thereafter all the terms herein provided shall continue in effect, except that the fixed minimum annual rental shall be reduced in proportion to the amount of the Leased Premises taken and Landlord shall, at its own cost and expense, make all the necessary repairs or alterations to the basic building as originally installed by Landlord, so as to constitute the remaining Leased Premises a complete architectural unit.

     B. If more than thirty percent (30%) of the Common Areas shall be taken under the power of eminent domain, Landlord may, by written notice to Tenant within thirty (30) days after such taking, terminate this Lease and declare the same null and void.

     C. If, in the reasonable opinion of Tenant, any such partial condemnation results in the condition of the Leased Premises such that Tenant cannot conduct business, then Tenant may, by written notice to Landlord within thirty (30) days after such partial condemnation, terminate this Lease and declare the same null and void.

     SECTION 15.03. LANDLORD'S AND TENANT'S DAMAGES. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises; provided, however, that Landlord shall not be entitled to the award made for depreciation to, and cost of removal of Tenant's stock and fixtures and Tenant's business interruption, if any, moving expenses and such other relocation benefits that may be available to Tenant under applicable law.

                      ARTICLE XVI. DEFAULT OF THE TENANT

     SECTION 16.01. RIGHT TO REENTER. In the event of any failure of Tenant to pay any rental or other charges due hereunder within ten (10) days of written notice to Tenant of such failure, which shall include the seven (7) day statutory provisions pursuant to Michigan law, after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, or in the event of a non-monetary default which cannot be cured within thirty (30) days, (providing Tenant is diligently proceeding to cure such default within the initial thirty (30) days after notice) any failure of Tenant to cure such default within a reasonable period after such notice, or permit this Lease to be taken under any writ of execution, then the Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and the term ended and/or shall have the immediate right of reentry and

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

may remove all persons and property from the Leased Premises, in accordance with Michigan law.

     SECTION 16.02. RIGHT TO RELET. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or it may, from time to time, without terminating this Lease, make such reasonable alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such reletting, including reasonable brokerage fees and attorney's fees and of costs of such alterations and repairs limited to the costs required to restore the Leased Premises to its original condition; third, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention to be given to Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reasons of such breach, including the reasonable cost of recovering the Leased Premises, reasonable attorney's fees, if awarded by any court subject to Section 16.03 below, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum rent paid by Tenant from the commencement of the term to the time of default, or during the preceding three full calendar years, whichever period is shorter.

     SECTION 16.03.  LEGAL EXPENSES.  In case suit shall be brought for recovery

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of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of either party to be kept or performed, the prevailing party shall receive from the other all expenses incurred therefor, including reasonable attorney's fees.

                    ARTICLE XVII. BANKRUPTCY OR INSOLVENCY

     SECTION 17.01. CONDITIONS TO THE ASSUMPTION AND ASSIGNMENT OF THE LEASE UNDER CHAPTER 7 OF THE BANKRUPTCY ACT. In the event that Tenant and/or Tenant's franchisee shall become a Debtor under Chapter of the Bankruptcy Code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions to Section 17.02 and Section 17.04 hereof are satisfied. If such Trustee shall fail to elect to assume this Lease within sixty
(60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Leased Premises without further obligation to Tenant or Trustee, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

     SECTION 17.02. CONDITIONS TO THE ASSUMPTION OF THE LEASE IN BANKRUPTCY PROCEEDINGS.

     A. In the event that a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 or 13 of the Bankruptcy Code, or any other proceeding is filed under the Bankruptcy Code and is transferred to Chapter 11 or 13, the Trustee or the Tenant, as Debtor In Possession, must elect to assume the Lease within sixty (60) days from the date of the filing of the Petition under Chapter 11 or 13 or the date of the transfer of a proceeding to a Chapter 11 or 13 proceeding. Notwithstanding the foregoing, it is expressly understood and agreed that no election to assume under the foregoing provisions of this Section shall be effective unless each of the following conditions (which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant) have been satisfied and Landlord has acknowledged in writing:

     (i) The Trustee or the Debtor In Possession has cured, or has provided Landlord adequate assurance (as defined below) that:

          (a) Within sixty (60) days from the date of such assumption, the Trustee will cure all monetary defaults under this Lease;

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          and

          (b) Within sixty (60) days from the date of such assumption, the Trustee will cure all non-monetary defaults under this Lease.

     (ii) The Trustee or the Debtor In Possession has compensated, or has provided to Landlord adequate assurance (as defined below) that within sixty (60) days from the date of assumption, Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of the Tenant, the Trustee, or the Debtor In Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor In Possession.

     (iii) The Trustee or Debtor In Possession has compensated, or has provided to Landlord adequate assurance of the future performance of each of Tenant's, Trustee's, or Debtor In Possession's obligations under the Lease, provided, however, that:

          (a) The Trustee or Debtor In Possession shall also deposit with Landlord, as security for the timely payment of rent, an amount equal to two (2) months' rent (as adjusted pursuant to Section 17.03(c) below) and other monetary charges accruing under this Lease;

          (b) If not otherwise required by the terms of this Lease, Trustee or Debtor In Possession shall also pay in advance, on the date minimum rent is payable, 1/12th of Tenant's annual obligations under this Lease for maintenance, Common area charges, real estate taxes, merchant's association dues, insurance and similar charges.

          (c) From and after the date of the assumption of this Lease, Trustee or Debtor In Possession shall pay as minimum rent an amount equal to the sum of the minimum rental otherwise payable hereunder, which amount shall be payable in advance in equal monthly installments on the date minimum rent is payable.

               and

          (d) The obligations imposed upon the Trustees or Debtor In Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

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

     (iv) The assumption of the Lease will not:

          (a) Breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Centre premises;

               or

          (b) Disrupt, in Landlord's judgment, the tenant mix of the Centre or any other attempt by Landlord to provide a specific variety of retail stores in the Centre which, in Landlord's judgment, would be most beneficial to all of the tenants of the Centre and would enhance the image, reputation, and profitability of the Centre.

     B. For purposes of this section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance" shall mean:

     (i) The Trustee or the Debtor In Possession has and will continue to have sufficient assets after the payment of all secured obligations and administrative expenses to reasonably assure Landlord that the Trustee or Debtor In Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Leased Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Leased Premises;

          and

     (ii) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor In Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor In Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

     SECTION 17.03. LANDLORD'S OPTION TO TERMINATE UPON SUBSEQUENT BANKRUPTCY PROCEEDINGS OF TENANT. In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor In Possession under the provisions of Section 17.02 hereof and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, by no later than sixty (60) days after the occurrence of either of such events.

     SECTION 17.04. CONDITIONS TO THE ASSIGNMENT OF THE LEASE IN BANKRUPTCY PROCEEDINGS. If the Trustee or Debtor In Possession has assumed the Lease pursuant to the terms and provisions of Sections 17.01 or 17.02 herein, for the purposes of assigning, or elects to assign the Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Section
17.04 of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance of future performance" shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing:

     A. The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of the Tenant's obligations under this Lease;

     B. The assignee, if requested by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standard of credit worthiness;

     C. The assignee has submitted in writing evidence, reasonably satisfactory to Landlord, of substantial retailing experience in Centres of comparable size to the Centre and in the sale of merchandise and services permitted under this Lease;

     and

     D. The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

     SECTION 17.05. USE AND OCCUPANCY CHARGES. When, pursuant to the Bankruptcy Code, the Trustee or Debtor In Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Leased Premises or any portion thereof, such charges shall not be less than the minimum rent as defined in this Lease and other monetary obligations of Tenant for the payment of maintenance, common area charges, real estate taxes, insurance and similar charges.

     SECTION 17.06. TENANT'S INTEREST NOT TRANSFERABLE BY VIRTUE OF STATE INSOLVENCY LAW WITHOUT LANDLORD'S CONSENT. Neither Tenant's interest in the Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant, ("state law"), unless Landlord shall consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without consent.

     SECTION 17.07. LANDLORD'S OPTION TO TERMINATE UPON INSOLVENCY OF TENANT UNDER STATE INSOLVENCY LAW OR UNDER FEDERAL BANKRUPTCY ACT. In the event the estate of Tenant created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under the laws of any state having jurisdiction ("state law"), or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of the property of Tenant, if any, shall be appointed by reason of the insolvency or inability of Tenant, if any, to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant's property for the benefit of creditors under state law; then and in such event, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

                       ARTICLE XVIII. ACCESS BY LANDLORD

     SECTION 18.01. RIGHT OF ENTRY. Landlord or Landlord's agent shall have the right to enter the Leased Premises at all reasonable times after twenty-four
(24) hours' prior notice (except in the case of emergency) to the persons managing on site and/or to Tenant, but only in the presence of an authorized representative of Tenant, to examine the same, and to show them to prospective purchasers or mortgagees of the Centre, and upon reasonable notice to Tenant, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, provided such work does not unreasonably disturb Tenant's ongoing business by reason of loss or interruption of business of Tenant, or otherwise. During the six months prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the premises to prospective tenants but only upon reasonable prior notice and in the presence of an authorized representative of Tenant. Any permitted activity by Landlord in this Section 18.01 shall be done by Landlord in a reasonable manner so as not to unreasonably disturb Tenant's ongoing business.

                        ARTICLE XIX. TENANT'S PROPERTY

     SECTION 19.01. TAXES ON TENANT'S PROPERTY. Tenant shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind owned and or placed within or upon the Leased Premises by the Tenant.

     SECTION 19.02. LOSS AND DAMAGE. The Landlord shall be responsible for its own negligence or willful misconduct and the negligence or willful misconduct of its agents or employees, but shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises, or any part of the premises adjacent to or connected with the premises hereby leased, or any part of the building of which the Leased Premises are a part (except as set forth herein), or for any loss or damage resulting to the Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, or for any damage or loss of property within the Leased Premises from any cause whatsoever, except if caused by the negligence of the Landlord, its agents or employees.

     SECTION 19.03. NOTICE BY TENANT. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the building of which the premises are a part or of defects therein or in any fixtures or equipment, excluding personal property owned by Tenant.

                           ARTICLE XX. HOLDING OVER

     SECTION 20.01. HOLDING OVER. It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, absent a written agreement to the contrary, Tenant shall pay to Landlord an occupancy charge equal to one hundred twenty-five (125%) percent of the monthly rental under
Article II (plus all other charges
payable by Tenant under this Lease) for each month following the expiration or termination of this Lease until the date the Leased Premises are delivered to Landlord in the condition required herein, and Landlord's right to damages shall survive.

     SECTION 20.02. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 12.01 hereof but only to the extent Landlord's consent is required.

                      ARTICLE XXI. RULES AND REGULATIONS

     SECTION 21.01. RULES AND REGULATIONS. Tenant agrees to comply with and observe all rules and regulations established by Landlord and/or AVIS FARMS CONDOMINIUM ASSOCIATION, and/or AVIS FARMS ASSOCIATION from time to time, provided the same shall apply uniformly to all tenants of the Centre and a copy is provided to Tenant. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants.

                         ARTICLE XXII. QUIET ENJOYMENT

     SECTION 22.01. LANDLORD'S COVENANT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgages to which this Lease is subordinate.

                    ARTICLE XXIII. (Intentionally Deleted)
                                   =======================

                              ARTICLE XXIV. ROOF

     SECTION 24.01. ROOF. Tenant agrees not to make any roof penetrations without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                      ARTICLE XXV. EXCUSE OF PERFORMANCE

     SECTION 25.01. EXCUSE OF PERFORMANCE. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant shall not be deemed in default with respect to the performance of any obligation on its part to be performed under this Lease if such default shall be due to any strike, lockout, civil commotion, warlike operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service, or through act of God or other cause, or causes, whether similar or dissimilar to those enumerated beyond the control of Landlord or Tenant excepting herefrom any internal labor problems and/or disputes of Landlord or Tenant which shall not excuse any performance of Landlord or Tenant (as the case may be) required in this Lease.

                          ARTICLE XXVI. MISCELLANEOUS

     SECTION 26.01. WAIVER. One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by the other.

     SECTION 26.02. ENTIRE AGREEMENT. This Lease and the Exhibits, Schedules and Rider, if any, attached hereto and forming part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease, excepting only reasonable rules and regulations as determined by Landlord from time to time, shall be binding upon Landlord or Tenant unless reduced to writing and executed by the parties hereto.

     SECTION 26.03. INTERPRETATION AND USE OF PRONOUNS. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

     SECTION 26.04. NOTICES. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be sent by a nationally recognized overnight courier or by United States certified mail, return receipt requested, postage prepaid and shall be addressed (a) if to Landlord, at the address first hereinabove given or at such other address as Landlord may designate by written notice, and (b) if to Tenant, at the address first herein above given and the Leased Premises, Attention: Ronald Williquette, M&I Data Services, 4900 West Brown Deer Road, P.O. Box 23528, Brown Deer, WI 53223-0528 with a copy to: _________________________, or at such other address as Tenant shall designate by written notice provided, however, that a ten (10) day notice for nonpayment of rent, serious health hazard or extensive physical injury to the premises, may be sent by first class mail, certified mail, or personally delivered to the Tenant's designated address at Landlord's option.

     SECTION 26.05. CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

     SECTION 26.06. COMMISSION. Tenant represents and warrants that, except those as may be a result of Landlord's agreement with its real estate broker Collier's International and CB Commercial (and Landlord shall pay the commissions due said Brokers), there are no claims for brokerage commissions or finder's fees in connection with this Lease caused by its own actions, and Tenant agrees to indemnify Landlord and hold Landlord harmless from all liabilities arising from any such claim arising from an alleged agreement or act by Tenant (including, without limitation, the cost of legal counsel fees in connection therewith); such agreement to survive the termination of this Lease. Tenant covenants to Landlord that Tenant has not otherwise engaged the services, nor worked with in any manner, a real estate broker or any other party legally capable of claiming a commission, in the negotiation of this Lease.

     SECTION 26.07.  RECORDING.  Tenant shall not record this Lease nor a

Claim of Interest without the written consent of Landlord provided, however, upon the request of either party hereto, the other party shall join in the execution of a memorandum of this Lease for the purposes of recording. Said memorandum of this Lease shall describe the parties, the Leased Premises, any special provisions, and shall incorporate this Lease by reference; but in no way shall such memorandum disclose the term of this Lease and/or any of the related business or payment terms of this Lease.

     SECTION 26.08. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the premises, including a so called sale lease back, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that: (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest, to the then transferee; (b) notice of such sale, transfer or lease shall be delivered to Tenant; and, (c) the transferee shall assume all obligations of Landlord hereunder. Upon the termination of any such lease in a sale lease back transaction prior to termination of this Lease, the former lessee thereunder shall become and remain liable as Landlord hereunder until further transfer. No holder of a mortgage to which this Lease is or may be subordinate shall be responsible in connection with the security deposited hereunder, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the security deposited hereunder.

     SECTION 26.09. FLOOR AREA. "Floor Area" as used in this Lease means, with respect to the Leased Premises and with respect to each leased area separately leased, the number of square feet of floor space on all floor levels in the Leased Premises, including any mezzanine space, measured from the exterior faces of exterior walls, corridors and service areas, and the center line of party walls. No deduction or exclusion from floor area shall be made by reason of columns, stairs, shafts, or other interior construction or equipment.

     SECTION 26.10. LIABILITY OF LANDLORD. Except in the case of Landlord's willful fraud or willful misrepresentation, if Landlord should fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Centre and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Centre. Landlord shall not be liable for any deficiency. The term "Landlord" as used in this section, shall mean only the owner or owners at the time in question of the fee title or its interest in a ground lease of the Leased Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest shall be delivered to grantee.

     SECTION 26.11. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent or other charges herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     SECTION 26.12. EXECUTION OF LEASE. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises. This Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

     SECTION 26.13. LAWS OF THE STATE OF MICHIGAN. This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

     SECTION 26.14. INDEPENDENT CONSULTATION. Tenant acknowledges that Landlord and/or its agent(s) has advised Tenant to consult with its attorney, accountants, and other suitable advisors of Tenant's own choosing, to the effects of entering into this Lease, including but not limited to the tax consequences of same, the terms and conditions of the Lease and its sufficiency and effect. Neither Landlord, or any person or entity affiliated therewith have made any representations concerning this Lease or matters related thereto unless expressly stated in writing in this Lease.

     SECTION 26.15. ENVIRONMENTAL MATTERS. Landlord represents and warrants to the best of its knowledge that there are no hazardous substances upon, in or under the property comprising the Centre and/or the Leased Premises which would require remediation under applicable laws enacted for the protection of the environment. The Landlord shall indemnify and hold harmless the Tenant with respect to any and all claims, liability, losses, penalties, causes of action, expenses, including without limitation attorneys' fees and the fees of environmental consultants, in any way arising from the presence or release of hazardous substances the presence or release of which was not caused by the Tenant or its employees, agents or contractors.

     SECTION 26.16. OPTION TO EXTEND TERM. Tenant shall have the option to extend the term of this Lease for three (3) separate and additional periods of five (5) years each. Each such option shall be exercisable by written notice from Tenant to Landlord at least six (6) months prior to the expiration of the then expiring term. Base Rent for the Leased Premises for each extension period shall be 95% of the Prevailing Market Rate which shall mean the prevailing annual rental rate per square foot of rentable area in comparable office buildings in the property's market area. The determination of Prevailing Market Rate shall take into consideration the lack of tenant improvements, no rent concessions, and all other relevant factors. If the Landlord and Tenant are unable to agree on a Prevailing Market Rate within thirty (30) days after Tenant's exercise of the option to extend, Tenant may cancel and rescind its exercise of the option. If the Tenant does not rescind them, the Prevailing Market Rate shall be determined by appraisal. Landlord and Tenant shall each designate by written notice within ten (10) days after the expiration of said thirty (30) day period, the name of a qualified appraiser who shall have at least five (5) years experience relevant to office space in the market area. Each of the appraisers shall submit to Landlord and Tenant within thirty (30) days after his or her appointment, a written determination of the Prevailing Market Rate for the applicable option period. If the lower of the two appraisers' determinations is not less than 95% of the other determination, then the average of the two determinations shall be deemed to be the then Prevailing Market Rate. If such is not the case, then the two appraisers shall mutually select a third qualified and impartial appraiser who shall have had at least five (5) years experience relevant to office space in the market area. Such third appraiser shall issue a determination of said Prevailing Market Rate within thirty (30) days of his or her appointment. The Prevailing Market Rate shall be the average of the two determinations which are closest. Minimum Rent shall then be calculated at the rate of 95% of such Prevailing Market Rate. In no case shall the rate for any Option Period be less than the previous year's rate.

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

     SECTION 26.17. RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant a right of first refusal to lease space in the Centre in accordance with the following. In the event any space in the Centre becomes available for lease, Landlord shall notify Tenant in writing (the "Offer Notice") of the availability of such space. The Offer Notice shall also constitute an offer by Landlord to lease the space described in the Offer Notice to Tenant in accordance with the terms hereof. Tenant shall have fifteen (15) days after Tenant's receipt of such Offer Notice if the Landlord does not have an offer from a third party for such space and seven (7) days after Tenant's receipt of such Offer Notice if the Landlord has an offer from a third party for such space to accept such offer. If such space is leased to Tenant pursuant to the foregoing, then such space shall become a part of the Leased Premises and shall be leased to Tenant for the remaining term of the Lease, as extended, upon the same terms and conditions, including Minimum Rent rate, including escalations, per square foot, except if the expansion space is greater than 10,000 SF, the lease term for the original space and the expansion space shall be extended for five (5) years from the commencement date for the expansion space and the escalations for the extended period of the Lease shall be calculated by adding two percent (2%) to the rate of the last year of the original Lease Term on an annual basis. A Tenant improvement allowance of $35.00 per square foot will be provided for "shell space" that has not been previously occupied. If space has been previously occupied Tenant Improvement Allowance shall be $10.00 per square foot provided however, that such amounts shall be amortized over the remaining term of the Lease if the original term of the Lease is not extended. Minimum Rent, Additional Rent and all other sums and charges imposed by this Lease shall commence to accrue with respect to the space leased hereunder on that date Landlord has delivered possession of same to Tenant after substantial completion of the build-out. If Tenant fails to elect to accept Landlord's offer set forth in the Offer Notice within the respective period provided above, then Landlord shall be free to enter into a lease with the prospective tenant. If Landlord enters into a lease with such third party tenant, then Tenant's rights with respect to such space so leased shall terminate as to such lease, but shall continue with respect to all space in the Centre which becomes available for lease from time to time.

     26.18. Y2K COMPLIANCE. Landlord represents and warrants that all Building systems in connection with the Leased Premises and the Centre are Year 2000 Compliant and Landlord shall provide to Tenant satisfying evidence thereof as reasonably requested by Tenant.

     26.19. PARKING. Tenant shall have the use of 300 parking spaces in the parking facilities associated with the Centre at no additional cost to Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

IN THE PRESENCE OF:      AVIS CENTRE TWELVE, L.L.C.,
                         a Michigan Limited Liability Company

-------------------      /s/ Patricia A. Kalmbach
                         By: Patricia A. Kalmbach
-------------------      Its: Manager

                         M&I DATA SERVICES,
                         a Division of MARSHALL & ILSLEY CORPORATION a Wisconsin corporation

-------------------      /s/ Peter J. Tallian
                         By: Peter J. Tallian
-------------------      Its: Chief Financial Officer

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

                                                                   Exh. 10.17(a)

                                    EXHIBITS

Exhibit A    Legal Description of Avis Centre Twelve
Exhibit B    Avis Centre Twelve Site Plan
Exhibit C    Floor Plan

The above exhibits to this document have been omitted. The exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.

                                                                   Exh. 10.17(a)
                                                                     (continued)

                                   SCHEDULES

Schedule 1    Landlord's Work

The above schedule to this exhibit has been omitted. The schedule will be furnished supplementally to the Securities and Exchange Commission upon request.